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                        [BK ASSOCIATES, INC. LETTERHEAD]

                            1295 Northern Boulevard
                           Manhasset, New York 11030
                      (516) 365-6272 -- Fax (516) 365-6287

                                                              February 10, 1998

Continental Airlines, Inc.
2929 Allen Parkway
Houston, TX 77019

Dear Sirs:

        This will respond to your request that BK Associates, Inc. supplement our letter to you, dated January 29, 1998 (the "Prior Letter"), in which we provided our opinion regarding the base value of the twenty-four (24) aircraft described therein, in order to provide you with our opinion regarding the base value of an additional aircraft. This letter should be read in conjunction with, and is subject to all of the considerations, qualifications and limitations contained in, the Prior Letter. The methodology utilized in preparing the Prior Letter was also used to prepare this letter.

Please be advised that, in our opinion, the base value of the Boeing 757-224 aircraft, equipped with two RB211-535E4B engines and with an MTOW (lbs.) of 250,000, expected Registration Number N17126 and manufacturer's Serial Number 27566, when newly delivered in February 1998, will be $54,350,000.


                                              Sincerely,

                                              BK ASSOCIATES, INC.



                                              /s/ John F. Keitz
                                              John F. Keitz
                                              President
                                              ISTAT Senior Certified Appraiser

JFK/kf